UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 23, 2006

Arrow Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-12507

22-2448962

(Commission File Number)

(IRS Employer Identification No.)

250 Glen Street, Glens Falls, NY

12801

(Address of Principal Executive Offices)

(Zip Code)

(518) 745-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 23, 2006, Arrow Financial Corporation (the “Company”), following a review by its Audit Committee, determined that the Company’s previously issued Consolidated Financial Statements for the full year 2005, and for the quarterly periods ended June 30, 2005 and September 30, 2005, should no longer be relied upon, pending restatements, because of errors in those financial statements, and that the Consolidated Statements of Cash Flows for such periods should be restated (the “Restatements”).

The Restatements result from the misclassification of cash flows received related to our acquisition of three HSBC BANK USA, N.A. branches in April 2005, totaling $47,083,000, which should have been presented as investing activities as opposed to financing activities in the Consolidated Statements of Cash Flows.  Additionally $91,000 in share value issued in 2005 in the Company’s November 2004 acquisition of Capital Financial Group, Inc. and $31,000 of net cash received in 2004 related to the same acquisition have been reclassified out of financing activities.  As a result of the reclassifications the Consolidated Statement of Cash Flows for December 31, 2005, as restated, will reflect a change in the subtotal for net cash used in investing activities from $134,785,000 to $87,702,000 and a change in the subtotal for net cash provided by financing activities from $109,857,000 to $62,683,000.

The Restatements will have no impact on the net increase or decrease in total cash and cash equivalents set forth in the Consolidated Statements of Cash Flows for any of the previously report periods.  The Restatements will also have no effect on the Company’s consolidated statements of income, consolidated balance sheets or consolidated statements of changes in shareholders’ equity for any of the affected periods.  Accordingly, the Company’s previously reported historical revenue, net income, earnings per share, total assets and regulatory capital will remain unchanged following the Restatements.

The Company expects to present the Restatements described herein when it files with the Securities and Exchange Commission its amended quarterly and annual reports for the affected periods.  In connection with the Restatements, the Company is in the process of reconsidering the accuracy of its previous disclosures regarding the adequacy of its disclosure controls and procedures and internal controls over financial reporting, and will include any changes in such disclosures that may be required in its amended reports.

The determination to implement the Restatements was authorized by the Audit Committee of the Board of Directors of the Company, upon the recommendation of management.  In addition, the Company’s Chief Executive Officer, Chief Financial Officer and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, KPMG LLP.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date: August 25, 2006

By:

John J. Murphy

Executive Vice President, Treasurer and
Chief Financial Officer